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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference of our report dated December 24, 1997, covering the consolidated balance sheet of American HealthChoice, Inc. as of September 30, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended September 30, 1997 into the Form S-3 registration statement filed with the Securities and Exchange Commission on October 8, 1998.



/s/ Lane Gorman Trubitt, L.L.P.
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Lane Gorman Trubitt, L.L.P.
Dallas, Texas
October 6, 1998